Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of the 12th day of May, 2008, by and between MARK S. KLEIN, an individual residing in the State of New Jersey ("Assignor"), and DELAWARE AMERICAN MOTORS, LLC, a Delaware limited liability company ("Assignee").

W I T N E S S E T H:

WHEREAS Assignor is the sole owner and holder of 100% of the outstanding membership interests of Assignee, representing 100% of the entire equity ownership of Assignee, and

WHEREAS, Assignee is engaged in the business of creation, design, manufacturing and production of motorcycles of a unique nature and design, bearing the names “DAM,” DAM Motorcycles” and “Tech Twin American,” and all activities related or incident thereto (the “Motorcycle Business”), and

WHEREAS, Assignor intends that all proprietary and intellectual property rights information, knowledge, know-how, patents, patent applications, designs, logos, symbols, copyrights, trademarks, tradenames, and servicemarks associated or otherwise used in connection with the Motorcycle Business (the “Intellectual Property Rights”) is to be owned exclusively be Assignee; and

WHEREAS, Assignee is willing to accept the transfer of the Intellectual Property Rights together with an assumption of any and all of Assignor’s debts and obligations associated with the Intellectual Property Rights.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Assignor hereby assigns, sets over and transfers to Assignee all of Assignor's right, title and interest in and to the Intellectual Property Rights and to all of Assignor's rights to any benefits thereto.

2.            Assignee hereby accepts the within assignment and agrees to assume, perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of any and all liabilities as set forth on the attached Exhibit A, to be performed from and after the date hereof in accordance with the terms of any such liabilities.

3.            This Assignment and the obligations of Assignor and Assignee hereunder shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of Delaware and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. Assignor and Assignee agree to execute any and all other assignments, documents, certificates and other instruments as may at any time be deemed reasonably necessary to further evidence or consummate this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

ASSIGNOR:                                                 ASSIGNEE:
MARK S. KLEIN                                         DELAWARE AMERICAN MOTORS, LLC

/s/ MARK S. KLEIN                                      By:/s/ MARK S. KLEIN
                                                                       Title: President

EXHIBIT A

OBLIGATIONS AND AGREEMENTS
ASSUMED BY ASSIGNEE

Description

1.            None